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                                    EX-10
                   Exhibit 10.16.2 VW Standard Provisions

                                Exhibit 10.16.2

                                   Article 1

                           Basic Obligations of VWoA

Supply of Authorized Products

            (1) VWoA will sell and deliver Authorized Products to Dealer in accordance with this Agreement.

Assistance

      (2) VWoA will actively assist Dealer in all aspects of Dealer's Operations through such means as VWoA considers appropriate, including:

                        (a) Annual reviews of Dealer's compliance with this Agreement, the Operating Standards;

                        (b)   Recommendations; and

                        (c)   Schools,   special   training   and  meetings  for
                  Dealer's personnel.

Compliance with Ethical Standards

            (3)   In the conduct of its business, VWoA will:

                        (a)   Safeguard   and   promote   the    reputation   of
                  Authorized Products and the Manufacturer;

      (b) Refrain from all conduct which might be harmful to the reputation or marketing of Authorized Products or inconsistent with the public interest; and

            (c)   Avoid     all     discourteous,     deceptive,     misleading,
            unprofessional or unethical practices.

                                   Article 2

                          Basic Obligations of Dealer

Sales, Service and Parts Supply

      (1) Dealer assumes the responsibility in Dealer's Area for the promotion and sale of Authorized Products and for the supply of Genuine Parts and customer service for Authorized Products. This Agreement does not give Dealer any exclusive right to sell or service Authorized Products in any area or territory.

Compliance with Ethical Standards

            (2)   In the conduct of its business, Dealer will:

            (a) Safeguard and promote the reputation of Authorized Products, the Manufacturer and VWoA;

            (b) Refrain from all conduct which might be harmful to the reputation or marketing of Authorized Products or inconsistent with the public interest; and

            (c)   Avoid     all     discourteous,     deceptive,     misleading,
unprofessional or unethical practices.

Operating Standards and Operating Plan

      (3) The Operating Standards and Operating Plan are part of this Agreement and are incorporated herein by this reference.

Disclaimer of Further Liability by VWoA

      (4) Except as expressly provided in this Agreement, VWoA is not liable for any expenditure made or liability incurred by Dealer in connection with Dealer's performance of its obligations under this Agreement.



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                                   Article 3

                  General Management and Facility Requirements

Dealer's General Management

            (1)   In  the  conduct  of  its  business,   Dealer  will  have  the
            following minimum staff:

            (a) An Authorized Representative (provided, that such Authorized Representative may be one of Dealer's Owners); and

            (b) Such additional department managers and other employees as set forth in the Operating Standards and the Operating Plan.

Dealer's  Premises

      (2) Dealer's Premises, in sales, service and parts, will conform to the requirements of this Agreement, the Operating Standards, the Operating Plan and such other reasonable standards as VWoA may prescribe from time to time, after review with Dealer.

      (3) Unless otherwise agreed by VWoA in writing, Dealer will operate Dealer's Premises during the customary business hours of the trade in Dealer's Area.

                                   Article 4

                          Identification; Advertising

Use of Authorized Trademarks

      (1) VWoA will supply Dealer, from time to time, with trademark standards to assist Dealer in the proper usage of Authorized Trademarks. Dealer will use Authorized Trademarks only in connection with the promotion and sale of new Authorized Products and customer service for Authorized Products pursuant to this Agreement, and only in the manner and for the purposes VWoA specifies. Dealer will not use any Authorized Trademark as part of its corporate or business name without the prior written consent of VWoA. Dealer also may use Authorized Trademarks in connection with the sale of used automobiles if Dealer complies fully with VWoA's requirements relating to used car sales under the Authorized Trademarks. If Dealer does not comply fully with these requirements, Dealer may not use any Authorized Trademarks in connection with its used car sales, except that Dealer may use the word "Volkswagen" to describe Authorized Automobiles, if this word appears in characters and colors different from those usually employed by the Manufacturer, VWoA and authorized dealers of VWoA. This Agreement does not grant Dealer any license or permission to use Authorized Trademarks except as mentioned herein, and Dealer has no right to grant any such permission or interest.

Signs

      (2) Dealer will display conspicuously at Dealer's Premises such Authorized Signs at such locations as VWoA reasonably may require. Dealer will use its best efforts to obtain all governmental approvals necessary for such display. If Dealer transfers any of Dealer's Premises to another location, Dealer immediately will remove all Authorized Signs and other references to Authorized Products displayed at or around the prior location.

Stationery

      (3) All stationery and business forms used in Dealer's Operations will be prepared in accordance with Recommendations. Dealer's use of Authorized
Trademarks on stationery and business forms will be in accordance with trademark standards supplied by VWoA.

Advertising

      (4) Dealer will advertise Authorized Products and customer service for Authorized Products only in accordance with reasonable guidelines and policies established by VWoA. Dealer will refrain from all false, deceptive, misleading or unlawful advertising. Dealer's advertising will include, among other things, a listing in a principal local classified telephone directory in Dealer's Area. Authorized Trademarks will be used for identification in all


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product and customer service  advertising,  in accordance with the provisions of this Agreement. VWoA will provide or sell to Dealer sufficient quantities of all legally required brochures, as well as all current sales, service and parts literature and promotional materials, and Dealer shall prominently display them and make them readily available.

                                   Article 5

                                     Sales

Sales Promotion

      (1) Dealer will use its best efforts to promote the sale of Authorized Automobiles in Dealer's Area, through regular contacts with owners, users, and prospective owners and users of Authorized Products; through promotion, prospecting, and follow-up programs; and through such means and at such levels as may be indicated from time to time by the Operating Standards, Operating Plan and Recommendations.

Sales Performance

      (2)   Dealer  will  achieve  the  best  sales   performance   possible  in
Dealer's Area for each model and type of Authorized Automobile. The measurement for Dealer's yearly sales performance will be the objective established in the applicable annual Operating Plan.

Sales Outside Area

      (3) Subject to Dealer's performance of its obligations under Article 5(2), VWoA does not restrict Dealer's sale of Authorized Products within the 50 United States. VWoA hereby informs Dealer, however, that VWoA has no authority to sell any products for distribution outside the United States, and it is VWoA's policy not to do so. Dealer acknowledges its understanding that this is intended to preserve the integrity of the orderly worldwide distribution network for the products supplied to VWoA, and to maximize customer satisfaction by ensuring that Authorized Products meet the certification and operational standards to which they were designed. Dealer therefore is authorized to sell new Authorized Products only in the 50 United States, and is not authorized to, and agrees it will not, sell any new Authorized Product for sale or use elsewhere.

Defective or Damaged Authorized Products

      (4) If any Authorized Product sold by VWoA to Dealer should become defective or damaged prior to its delivery by Dealer to a customer, Dealer agrees to repair such defect or damage so that such Authorized Product is placed in first-class salable condition prior to such delivery. Dealer immediately will notify VWoA of any substantial defects or damage and will follow such procedures for making damage claims as VWoA may establish from time to time. VWoA shall have the option to repurchase any Authorized Products with substantial defects or damage at the price at which they were originally sold by VWoA, less any prior refunds or allowances made by VWoA and less any insurance proceeds received by Dealer in respect of such defect or damage. VWoA will make an equitable adjustment with respect to damage which Dealer can demonstrate occurred prior to the time of delivery to Dealer. VWoA will disclose to Dealer as may be required any damage which VWoA repaired before delivering an Authorized Automobile to Dealer. Dealer will properly disclose such repair prior to delivering such Authorized Automobile to a customer, and will hold VWoA harmless from any claims that required disclosure was not made.

Changes by Dealer to Authorized Products

      (5) VWoA may request Dealer to make changes, or not to make changes, to Authorized Products, and Dealer agrees to comply promptly with such requests. Dealer also agrees to take such steps as VWoA may direct it to take to comply with any law or regulation pertaining to safety, emissions, noise, fuel economy or vehicle labeling. VWoA will reimburse Dealer at the then-current rate of reimbursement specified by VWoA for Dealer for Genuine Parts and for labor which may be used by Dealer in making such required changes on Authorized Products. Parts and other materials necessary to make such changes may be shipped to Dealer without Dealer's authorization and
Dealer  will  accept  them.  Dealer  will  receive  credit  for parts so shipped which prove unnecessary, provided they are returned or disposed of in accordance with VWoA's instructions. If the laws of the state in which Dealer is located or a vehicle is to be registered require motor vehicles to carry equipment not installed or supplied as standard equipment by the Manufacturer


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or VWoA,  upon VWoA's  request  Dealer  will,  prior to selling  any  Authorized
Automobiles on which such installation is required, properly install at its own or its customers' expense equipment conforming to such laws and to VWoA's standards. Dealer agrees to indemnity the Manufacturer and VWoA and hold them harmless against and from any and all liabilities that may arise out of Dealer's failure or alleged failure to comply with any obligation assumed by Dealer in this paragraph.

Product Changes by Dealer Neither Requested by VWoA nor Required by Law

      (6) If Dealer installs on a new Authorized Automobile any equipment, accessory or part other than a Genuine Part; sells any new Authorized Automobile which has been modified; or sells in conjunction with a new Authorized Automobile a service contract not offered or specifically endorsed in writing by VWoA, then Dealer will advise the customer of the identity of the warranter of such modification, equipment, accessory or part, or, in the case of a service contract, of the identity of the provider of its coverage. Dealer will indemnity VWoA against claims that may be asserted against VWoA in any action by reason of such modification, equipment, accessory, part or service contract. ANY UNAUTHORIZED MODIFICATION TO AUTHORIZED PRODUCTS BY DEALER WHICH ADVERSELY AFFECTS THE SAFETY OR EMISSIONS OF AN AUTHORIZED AUTOMOBILE WILL BE A VIOLATION OF THIS AGREEMENT AND CAUSE FOR TERMINATION PURSUANT To ARTICLE 14(3).

Used Car Operations

            (7) Dealer will use its best efforts to acquire, promote, and sell at retail used Authorized Automobiles and other used automobiles. Dealer's used car operations will conform to the requirements of the Operating Standards, Operating Plan, Recommendations and such other reasonable standards as VWoA may prescribe, after review with Dealer.

                                   Article 6

                                     Parts

Parts Promotion

      (1) Dealer will use its best efforts to promote the sale of Genuine Parts in Dealer's Area, through regular contacts with owners, users, and prospective owners and users of Authorized Products; through promotion, prospecting and follow-up programs; and through such means as may be indicated from time to time by Recommendations.

Parts Department

      (2) Dealer's parts department will conform to the requirements of the Operating Standards, the Operating Plan and such other reasonable standards as VWoA may prescribe, after review with Dealer.

Sales of Non-genuine Parts

      (3) Dealer will not sell any parts which are not equivalent in quality and design to Genuine Parts, if such parts are necessary to the mechanical operation of Authorized Automobiles. Dealer will not represent as new Genuine Parts any parts which are not new Genuine Parts. If Dealer sells a part or accessory which is not a Genuine Part, Dealer will advise the customer of the identity of the warrantor of such part or accessory.

Parts Inventory

      (4) Dealer will maintain an inventory of Genuine Parts which is sufficient to perform reasonably anticipated warranty -service and wholesale trade requirements in Dealer's Area for Genuine Parts. VWoA will make
Recommendations for Dealer's inventory of Genuine Parts based on particular conditions in Dealer's Area, and Dealer will give due consideration to such Recommendations.



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                                   Article 7

                                    Service

Quality and Promotion of Service

      (1) Dealer will provide the best possible customer service for all owners of Authorized Automobiles and automobiles of the same make formerly sold by VWoA, and will use its best efforts to promote its customer service. Dealer's service facilities, equipment, and personnel will conform to the requirements of the Operating Standards, Operating Plan and such other reasonable standards as VWoA may prescribe, after review with Dealer.

Tools and Equipment

      (2) Special tools and general workshop equipment meeting VWoA's standards shall be available at Dealer's Premises in working condition. VWoA's minimum standards shall be found in the Operating Standards and the Operating Plan, which will be updated from time to time.

Use of Non-genuine Parts

      (3) Dealer will not use in the repair or servicing of Authorized Automobiles any parts which are not equivalent in quality and design to Genuine Parts, if such parts are necessary to the mechanical operation of such Authorized Automobiles. DEALER WILL USE ONLY GENUINE PARTS IN PERFORMING WARRANTY SERVICE ON AUTHORIZED AUTOMOBILES DEALER WILL NOT REPRESENT AS NEW GENUINE PARTS ANY PARTS USED BY IT IN THE REPAIR OR SERVICING OF AUTHORIZED AUTOMOBILES WHICH ARE NOT NEW GENUINE PARTS.

Owner's Documents

      (4) Upon delivering a new Authorized Automobile to a customer, Dealer will provide the Owner's Documents supplied by VWoA for such Authorized Automobile, properly completed by Dealer. Dealer will take all steps required prior to delivery of the Authorized Automobile, and, in particular, will perform properly the pre-delivery services specified by VWoA.

Maintenance and Other Services Without Customer Charge

      (5) In accordance with bulletins, issued from time to time by VWoA and VWoA's Warranties, certain maintenance services and other repairs following delivery of a new Authorized Automobile may be free of charge to the customer. Upon presentation of an appropriate Owner's Document, Dealer will perform properly the services required, whether or not the Authorized Automobile to be serviced was sold by Dealer. Upon the submission of appropriate claims, VWoA will reimburse Dealer for performing such services at the then-current rate of reimbursement specified by VWoA for Dealer. VWoA will establish procedures for submitting and processing such claims and transmitting reimbursements to Dealer. Dealer agrees to comply with these procedures.

Requested Repairs

      (6) Dealer will notify VWoA in writing or by electronic mail of repairs to Authorized Automobiles pursuant to VWoA's Warranties under each of the following circumstances:

            (a) The Authorized Automobile has been brought to Dealer a specified number of times for the same complaint; or

            (b) The Authorized Automobile has been in Dealer's custody for all repairs pursuant to VWoA's Warranties a specified number of days.

            Such notification shall be made at the times and by the means VWoA may have instructed in any then-current dealer warranty manual issued by VWoA.



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                                   Article 8

                       Dealer's Purchases and Inventories

Purchase Prices

      (1) VWoA will sell Authorized Products to Dealer at places and upon terms established by VWoA from time to time. If VWoA increases its established prices, Dealer may cancel all orders for Authorized Products affected by the increase which are unfilled at the time Dealer receives notice of the increase, by giving VWoA written notice of cancellation within ten days from the time Dealer receives notice of the price increase.

Orders and Acceptance

      (2) Dealer will transmit orders for Authorized Products to VWoA electronically, at the times and for the periods, that VWoA reasonably requires. With each order, Dealer represents that it is solvent. VWoA may accept orders in whole or in part. Except as otherwise expressly provided in
Article 8(1), all orders of Dealer will be binding upon it until they are rejected in writing by VWoA; however, in the event of a partial acceptance by VWoA, Dealer will not be bound by the portion of the order not accepted.

Inventories

      (3) Dealer will maintain in inventory at all times the assortment and quantity of Authorized Products required by the Operating Standards, Operating Plan or Recommendations.

Product Allocation

      (4) Dealer recognizes that certain Authorized Products may not be available in sufficient supply from time to time because of factors such as product importation, consumer demand, component shortages, manufacturing constraints, governmental regulations, or other causes. VWoA will endeavor to make a fair and equitable allocation and distribution of the Authorized Products available to it.

Taxes

      (5) Dealer is responsible for any and all sales taxes, use taxes, excise taxes (including luxury taxes) and other governmental charges imposed, levied, or based upon the sale of Authorized Products by VWoA to Dealer. Dealer represents and warrants, as of the date of the purchase of each Authorized Product, that all Authorized Products purchased from VWoA are purchased by Dealer for resale in the ordinary course of Dealer's business and that Dealer has complied with all laws relating to the collection and payment of all sales taxes, use taxes, excise taxes (including luxury taxes) and other governmental charges applicable to the purchase of such products and will furnish evidence thereof upon request. If any Authorized Products are put to taxable use by Dealer, or are purchased by Dealer for purposes other than resale in the ordinary course of Dealer's business, Dealer will make timely return and payment to the appropriate taxing authorities of all applicable taxes and other governmental charges imposed, levied, or based upon the sale of such Authorized Products by VWoA to Dealer and will hold VWoA harmless with respect thereto.

Payments to Dealer or Dealer's Personnel

      (6) From time to time, VWoA may conduct incentive programs which involve payments to Dealer or to Dealer's personnel. Dealer acknowledges that regardless of the nature of such programs or payments, Dealer's personnel are not employees, contractors or agents of VWoA. All matters relating to the employment or retention of Dealer's personnel are solely Dealer's responsibility. In the case of payments by VWoA to Dealer, Dealer alone will be responsible for the payment of any and all applicable taxes. In the case of payments to Dealer's personnel, VWoA will make appropriate information or other returns to appropriate taxing authorities. In the event Dealer does not want VWoA to make direct payments to Dealer's personnel, Dealer will notify VWoA to that effect in writing. After receiving such written notice, VWoA will pay directly to Dealer any subsequent payments coming due Dealer's personnel. Dealer represents and warrants that it will pass such payments directly through to Dealer's personnel as intended; that it will make any necessary returns to any taxing authority; and that it will hold VWoA harmless from any claims whatsoever that such payments were not received by the intended recipients or that appropriate withholdings were not made. In the event it is determined by any taxing authority that VWoA should not have made payments to Dealer's personnel or that VWoA should have collected taxes in respect of such payments, then VWoA will be responsible for such taxes.



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Payment by Dealer

      (7) Dealer will pay for Authorized Products in the manner, at the time, and upon the conditions specified in the terms of payment established from time to time by VWoA. Delivery of instruments of payment other than cash will not constitute payment until VWoA has collected the full amount in cash. Dealer will pay all collection charges, including reasonable attorney's fees, and costs of exchange, if any, incurred in connection with its payments.

Passing of Title; Security Interest

      (8) Title to Authorized Products will remain with VWoA until VWoA has collected their full purchase price in cash. Dealer will execute and deliver, and VWoA is authorized to execute and deliver on behalf of Dealer or, to the extent permitted by law, to file without the signature of Dealer, all financing statements and other instruments which VWoA may deem necessary to evidence its ownership of such Authorized Products. Dealer hereby grants VWoA a purchase money security interest in all Authorized Products for which VWoA has not collected in full, authorizes VWoA to take such steps as VWoA deems necessary to perfect such security interests, and agrees to cooperate fully with VWoA in connection therewith. VWoA may take possession at any time of Authorized Products to which it has title.

Passing of Risks

      (9) Authorized Products will be at Dealer's risk and peril from the time of their delivery to Dealer or Dealer's agent. It will be up to Dealer to insure such risks for its benefit and at its expense.

Responsibility for Defects and Damage

      (10) VWoA assumes responsibility for the quality and condition of Authorized Products, to the extent of (a) defects caused by its own negligence and (b) damage caused or repaired prior to delivery of the Authorized Products to Dealer or Dealer's agent. VWoA will make any required disclosure thereof to Dealer. If VWoA has insured against such defects in or damage to Authorized Products, VWoA's liability to Dealer for such damage will be limited to the amount actually paid by the insurance carrier to VWoA by reason of such defect of damage, together with any deductible amount applicable to such claim. Dealer may decline to accept any Authorized Products delivered to Dealer in damaged condition or with respect to which VWoA has notified Dealer that VWoA has repaired damage; however, should Dealer accept such Authorized Product Dealer will, subject to the provisions of Article 5(5), repair all such defects and damage fully as required by VWoA before any defective or damaged Authorized Product is delivered to a customer. Dealer will make any required disclosure to Dealer's customers of damage or repairs, and will hold VWoA harmless with respect thereto. VWoA will notify Dealer promptly of the amount thereof, or any other amount due from VWoA pursuant to this paragraph, following Dealer's submission of such proof of repair as VWoA may require.

Claims for Incomplete Delivery

      (11) Dealer will make all claims for incomplete delivery of Authorized Products (including the delivery of Authorized Products with damage) in writing not later than three business days after Dealer's receipt of shipment; provided, however, that Dealer will make claims as to Genuine Parts within the period specified in policies established by VWoA from time to time; and
provided, further, that Dealer will note claims for visible damage to Authorized Automobiles on the delivery receipt.

Changes of Specifications

      (12) VWoA will deliver Authorized Products to Dealer in accordance with specifications applicable at the time of their manufacture. In the event of any change or modification with respect to any Authorized Products, Dealer will not be entitled to have such change or modification made to any Authorized Products manufactured prior to the introduction of such change or modification. VWoA expressly reserves, and Dealer acknowledges, the right to make such changes and modifications, and Dealer's only right in such event shall be the cancellation of any orders for Authorized Products affected by the change or modification and not yet accepted by VWoA-

Failure of or Delay in Delivery by VWoA

      (13) VWoA will not be liable to Dealer for failure of or delay in delivery under orders of Dealer accepted by VWoA, other than failure or delay resulting from willful misconduct or gross negligence of VWoA.

Return or Diversion on Dealer's Failure to Accept

      (14) If Dealer fails or refuses for any reason to accept delivery of any Authorized Products ordered by Dealer (except as permitted under Article 8(11)), Dealer will be liable to VWoA for all expenses incurred as a result of such failure or refusal, and will store such Authorized Products at no charge to VWoA until VWoA can arrange for their removal. Dealer's liability pursuant to this paragraph will be in addition to, and not in lieu of any other liabilities which may arise from Dealer's failure or refusal to accept delivery.

                                   Article 9

                             Warranty to Customers

VWoA's Warranties

      (1) VWoA warrants each new Authorized Product as set forth in VWoA's Warranties.

Incorporation of VWoA's Warranties in Dealer's Sales

      (2) Dealer will make all sales of Authorized Automobiles and Genuine Parts in such a way that its customers acquire all rights in accordance with VWoA's Warranties and, to the extent permitted by law, no other express or implied warranties. Dealer will make the text of VWoA's Warranties part of its contracts for the sale of Authorized Products and will display the text of the warranties of all products it sells in customer contact areas where Authorized Products are offered.

Warranty Procedures

      (3) Dealer agrees to comply with the provisions of the various dealer warranty manuals which VWoA may issue from time to time, and will follow the procedures established by VWoA for processing warranty claims and returning and disposing of defective Genuine Parts. Dealer will also comply with all requests of VWoA for the performance of services pursuant to warranty claims and will maintain detailed records of time and parts consumption and any other records used as the basis for submitting warranty claims. Dealer will submit warranty claims to VWoA electronically, and in accordance with procedures established by VWoA. Upon Dealer's compliance with such requests and maintenance of such records, VWoA will reimburse Dealer within a reasonable time for warranty claims at the then-current rate of reimbursement specified by VWoA for Dealer. Strict adherence to the procedures and means established for processing warranty claims is necessary for VWoA to process such claims fairly and expeditiously. VWoA will be under no obligation with respect to warranty claims not submitted electronically and not made strictly in accordance with such procedures.

                                   Article 10

     Dealer's Record Keeping and Reports; Inspection of Dealer's Operations

Dealer's Forms, Business Machines, Office Equipment and Bookkeeping

      (1) Dealer will use accounting, sales, bookkeeping and service workshop forms; business machines; data processing and transmission equipment; and other office equipment which meets specifications, and which enables Dealer and VWoA to communicate electronically for all purposes and which otherwise provides information and functions in the manner prescribed by VWoA and its affiliates in the Operating Standards, the Operating Plan and by other means. VWoA will advise Dealer, or ensure that suppliers to VWoA advise Dealer, periodically of the hardware and software requirements, communications protocols, and other specifications which Dealer's data processing and transmission equipment must meet in order to satisfy the requirements of this paragraph, and Dealer will timely adhere to such requirements, protocols and specifications. Dealer will keep accurate and current records in accordance with VWoA's uniform accounting system and with accounting practices and procedures reasonably satisfactory to VWoA, in order to enable VWoA to develop comparative data and to furnish Dealer business management assistance.

Financial Statements to be Supplied by Dealer,

      (2) Dealer will transmit to VWoA (a) on or before the tenth day of each calendar month, in such form and by such methods as VWoA reasonably may require, a financial and operating statement reflecting the consolidated operations of Dealer for the preceding month and from the beginning of the calendar year to the end of the preceding month and (b) within three and one-half months after the close of Dealer's fiscal or calendar year, a consolidated balance sheet and profit and loss statement of Dealer, which documents shall be certified by a certified public accountant if so requested by VWoA at least 30 days prior to the close of Dealer's fiscal or calendar year. DEALER'S FAILURE TO PROVIDE FINANCIAL AND OPERATING STATEMENTS IN THE FORMAT AND BY THE METHOD REQUIRED BY VWoA MAY RESULT IN THE REVOCATION OF DEALER'S OPEN PARTS AND ACCESSORIES ACCOUNT.

Reports to be Supplied by Dealer

      (3) Dealer will furnish to VWoA, on such forms and by such methods as VwoA reasonably may require, accurate timely reports of dealer's sales and transfers of new Authorized Automobiles. Dealer also will furnish to VWoA, on a timely and accurate basis, such other reports and financial statements as VWoA reasonably may require.

Inspection of Dealer's Operations and Records

      (4)   Until  the  expiration  or  termination  of  this   Agreement,   and
thereafter until consummation of all transactions referred to in Article 15, VWoA, through its employees and other designees, at all reasonable times during regular business hours, may inspect Dealer's Operations, Dealer's Premises and the methods, records and accounts of Dealer relating to Dealer's Operations.

                                  Article I 1

                           Dealer Performance Review

Evaluation and Assistance

      (1) Each year, VWoA will prepare objectives for Dealer and will use them as a basis for evaluating Dealer's performance of its obligations in each of the areas described in this Article 11 and in the Operating Standards and the Operating Plan. VWoA may evaluate Dealer's performance during the year through periodic reviews. VWoA's evaluations of Dealer shall take place at least annually. VWoA will review its evaluations with Dealer, so that Dealer may take prompt action, if necessary, to improve its performance to such levels as VWoA reasonably may require. Any written comments received from Dealer on VWoA's evaluation of Dealer will become a part of such evaluation.

Evaluation of Dealer's Vehicle Sales, Service and Parts Performance

      (2) VWoA will evaluate the effectiveness of Dealer's vehicle sales, service and parts performance in accordance with factors and measures set forth in the Operating Standards, the Operating Plan and Recommendations.

Evaluation of Dealer's Promises

      (3) VWoA will evaluate Dealer's performance of its responsibilities pertaining to Dealer's Premises, analyzing both separately and collectively Dealer's sales facilities, service facilities, parts facilities, administrative offices, storage, parking and signage. In making such evaluation, VWoA will consider the factors set forth in the Operating Standards, the Operating Plan and Recommendations.

Evaluation of Dealer's Customer Satisfaction

      (4) VWoA will evaluate Dealer's performance of its responsibilities pertaining to customer satisfaction, analyzing both separately and collectively the satisfaction of customers with Dealer's sales activities and service activities. In making such evaluation, VWoA will utilize a uniform measure of customer satisfaction, which will be disclosed to Dealer, and will consider the factors set forth in the Operating Standards, the Operating Plan and Recommendations.

Dealer's Evaluation of VWoA

      (5) VWoA will implement measures by which Dealer may periodically evaluate the performance of VWoA, and in particular the performance of those VWoA employees who are responsible for administering VWoA's relationship with Dealer.

                                   Article 12

                               Succeeding Dealers

Procedure

      (1) If Dealer chooses to transfer its principal assets or change owners, VWoA has the right to approve the proposed transferees, the new owners and executives and, if different from Dealer's, their premises. VWoA will consider in good faith any such proposal Dealer may submit to it during the term of this Agreement. In determining whether the proposal is acceptable to it, VWoA will take into account factors such as the personal, business and financial qualifications of the proposed new owners and executives as well as the proposal's effect on competition. In such evaluation, VWoA may consult with the proposed new owners and executives on any aspect of the transaction of their proposed dealership operations. Notwithstanding anything set forth in this paragraph to the contrary, VWoA shall not be obligated to consider such proposal if it previously had notified Dealer in writing that it would not appoint a succeeding dealer in Dealer's Area; provided, however, that such notice shall be given only if there is good cause for discontinuing representation of Authorized Automobiles in Dealer's Area.

Approvals

      (2) VWoA will notify Dealer in writing of the approval or disapproval of a proposal by Dealer for transfer of principal assets or change of owners within 45 business days, or the exercise by VWoA of its right of first refusal under Article 12(3) within 30 calendar days, after Dealer has furnished to VWoA all applications and information reasonably requested by VWoA to evaluate such proposal. If VWoA approves Dealer's proposal, VWoA shall be obligated to grant the proposed transferees only a Dealer Agreement in substantially the same form as this Agreement. If VWoA had previously notified Dealer in writing that VWoA would not appoint a succeeding dealer in Dealer's Premises, then VWoA's approval of Dealer's proposal may be conditioned on the proposed transferees agreeing to provide different facilities for their dealership operations. Upon the consummation of Dealer's approved proposal, Dealer will deliver to VWoA a voluntary termination of this Agreement, a general release in favor of VWoA and payment in full for any net balance then owing from Dealer to VWoA.

Right of First Refusal

      (3) Whenever Dealer proposes to transfer its principal assets or change owners of a majority interest, VWoA shall have the right to purchase such assets or ownership interest, as follows:

            (a) VWoA may elect to exercise its purchase right by written notice to Dealer within 30 calendar days after Dealer has furnished to VWoA all applications and information reasonably requested by VWoA to evaluate Dealer's proposal.

            (b) If Dealer's proposed sale or transfer was to a successor approved in advance by VWoA, to any of Dealer's Owners, to Dealer's employees as a group or to Dealer's spouse, children or heirs, then Dealer may withdraw its proposal within 30 calendar days following receipt of VWoA's notice of election of its purchase right.

            (c) VWoA's right under this Article 12(3) shall be a right of first refusal, permitting VWoA to:

                  (i)   assume   the    proposed    transferee's    rights   and
obligations under its agreement with Dealer; and

                  (ii) cancel this Agreement and all rights granted Dealer hereunder., except to the extent specifically inconsistent with the terms of this Agreement, the price and all other terms of VWoA's purchase shall be as set forth in any bona fide written purchase and sale agreement between Dealer and its proposed transferee and in any related documents.

                  (d) Dealer shall furnish to VWoA copies of all applicable liens, mortgages, encumbrances, leases, easements, licenses or other documents affecting any of the property to be transferred, and shall assign to VWoA any permits or licenses necessary for the continued conduct of Dealer's Operations.

                  (e) VWOA may assign its right of first refusal to any party it chooses, but in that event VWoA will remain primarily liable for payment of the purchase price to Dealer.

                  (f) If VWoA exercises its purchase right, VWoA will reimburse Dealer's proposed transferee for reasonable documented actual expenses which such proposed transferee incurred through the date of such exercise which are directly and solely attributable to the transaction Dealer proposed.

                  (g) Nothing contained in this Article 12(3) shall require VWoA to exercise its right of first refusal in any case, nor restrict any right VWoA may have to refuse to approve Dealer's proposed transfer.

Succession

      (4) Article 14(l)(a) notwithstanding, in the event of the death of any of Dealer's Owners, VWoA will not terminate this Agreement by reason of such death if:

            (a) The owner's interest in Dealer passes directly as specified in any Successor Addendum to this Agreement; or

            (b) The owner's interest in Dealer passes directly to his or her surviving spouse or children, or any of them, and (i) Dealer's Authorized Representative remains as stated in the Statement of Ownership and Management or (ii) within 90 days after the death of such owner Dealer appoints another qualified individual as Dealer's Authorized Representative; provided, however, that in this event VWoA will evaluate Dealer's performance during the 12 months following the owner's death. After the expiration of this 12-month period and VWoA's evaluation of the performance of Dealer's management during such period, VWoA will review with Dealer the changes, if any, in the management or equity interests of Dealer required by VWoA as a condition of extending this Dealer Agreement with Dealer. Any new Dealer Agreement entered into pursuant to this paragraph will be in substantially the same form as the Dealer Agreements then currently offered by VWoA to its dealers in Authorized Automobiles generally.

Modification of Terms of Payment

      (5) Upon receipt of an application for a replacement dealer agreement, VWoA may modify its terms of payment with respect to Dealer to the extent VWoA
deems  appropriate,   irrespective  of  Dealer's  credit  standing  or  payment
history.

                                   Article 13

                               Dispute Resolution

General Policy

      (1) VWoA and Dealer agree as a general matter to work together to minimize disputes between them. While understanding that certain Federal and state courts and agencies may be available to resolve any disputes, VWoA and Dealer agree that it is in their mutual best interest to attempt to resolve certain controversies first through arbitration. VWoA and Dealer therefore agree that the dispute resolution process outlined in this Article shall be used before seeking legal redress in a court of law or before an administrative agency, for all disputes arising under the following: Article 9(3) (Warranty Procedures), Article 12 (Succeeding Dealers), Article 14 (Termination), Article 15 (Rights and Liabilities Upon Termination) and payments to Dealer in connection with VWoA incentive programs. In the event that a dispute arises in connection with any other provision of this Agreement, VwoA and Dealer may mutually agree to first submit the dispute to arbitration, in accordance with the provisions of this Article. Both VWoA and Dealer agree that the ultimate mutual goal of arbitration is to obtain a fair hearing and prompt decision of the dispute, in an efficient and cost-effective manner, and both agree to work toward that goal at all times hereunder.

Involuntary Non-Binding Arbitration

      (2) Upon the written request of either VWoA or Dealer, a dispute arising in connection with this Agreement may be submitted to non-binding arbitration.

Voluntary Binding Arbitration

      (3) As an alternative to Article 13(2) above, upon the written request of Dealer, a dispute arising in connection with this Agreement will be submitted to binding arbitration.

Rules of Conduct

      (4)   Arbitrations   will  be  adjudicated   under  the  auspices  and  in
accordance with the rules of the American Arbitration Association or another mutually acceptable arbitration service, as well as the following provisions:

            (a) Written requests for arbitration shall set forth a clear and complete statement of the nature of the claim and its basis; the amount involved, if any; and the remedy sought.

            (b)   The  place  of  arbitration   shall  be  the  state  in  which
Dealer's Premises are located, or such other place as may be agreed upon by the parties.

            (c) Both parties shall make every reasonable attempt to agree upon one arbitrator, but if they are unable to agree each shall appoint an arbitrator and these two shall appoint a third arbitrator.

            (d) Expenses of arbitration shall be divided equally between the parties. The prevailing party shall not be entitled to reasonable attorneys fees.

            (e) The arbitrator(s) shall pass finally upon all questions, both of law and fact, and his or her (or their) findings shall be conclusive.

            (f) Pre-arbitration discovery shall be available to both parties and shall be governed by the Federal Rules of Civil Procedure. Information obtained by either party during the course of discovery shall be kept confidential, shall not be disclosed to any third party, shall not be used except in connection with the arbitration proceeding, and at the conclusion of the proceeding, shall be returned to the other party. Both Dealer and VWoA shall make their agents and employees available upon reasonable times and places for pre-trial depositions without the necessity of subpoenas or other court orders. Such discovery may be used as evidence in the arbitration proceeding to the same extent as if it were a court proceeding.

Time for Decision

      (5) Unless VWoA and Dealer specifically agree to the contrary, and subject to the rules and procedures of the arbitration service chosen, the arbitration hearing shall be concluded not more than 60 days after the date of the written request to arbitrate, and the arbitration decision shall be rendered not more than 90 days after the written request to arbitrate.

Provisional Remedies

      (6)   Either  VWoA  or  Dealer  may,   without   prejudice  to  the  above
procedures, file a complaint if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

      Despite such action the parties will continue to participate in good faith in the procedures specified in this Article 13.

Tolling Statute of Limitations

      (7) All applicable statutes of limitation and defenses based upon passage of time shall be tolled while the procedures specified in this Article 13 are pending. The parties will take such action, if any, required to effectuate such tolling.

Performance to Continue

      (8) VWoA and Dealer agree to continue to perform their respective obligations under this Agreement ending final resolution of any dispute arising out of or relating to this Agreement.

                                   Article 14

                                  Termination

Immediate Termination by VWoA

      (1) Except to the extent a greater notice period is required by any applicable statute, VwoA has the right to terminate this Agreement for cause, with immediate effect, by sending notice of termination to Dealer, if any of the following should occur:

            (a) Death of any of Dealer's Owners or any change, whether voluntary or by operation of law, in the record or beneficial ownership of Dealer without VWoA!s prior written consent; any change in Dealer's Executives without prior notice to VWoA; or the failure of Dealer's Executives to continue to manage Dealer's Operations (unless, in any of these cases, the provisions of Article 12(4) above have been satisfied);

            (b) Dissolution or liquidation of Dealer, if a partnership or corporation;

            (c) Insolvency of Dealer or voluntary institution by Dealer of any proceeding under the Bankruptcy Act or state insolvency law; or the involuntary institution against Dealer of any proceeding under the Bankruptcy Act or state insolvency law which is not vacated within ten days from the institution thereof; or the appointment of a receiver or other officer having similar powers for Dealer or Dealer's business who is not removed within ten days of his appointment; or any levy under attachment, execution or similar process which is not within ten days vacated or removed by payment or bonding.

            (d) Any attempted transfer of this Agreement by Dealer, in whole or in part, without VWoAs prior written consent;

            (e) Any change in the location of any of Dealer's Premises or the establishment of any additional premises for Dealer's Operations without VWoAs prior written consent;

            (f) Failure of Dealer to continue to operate any of Dealer's Premises in the usual manner for a period of five consecutive business days, unless caused by an Act of God, war, riot, strike, lockout, fire, explosion or similar event;

            (g) Dealer's failure, for a period of ten consecutive business days, to have any license necessary for the conduct of Dealer's Operations;

            (h) Conviction of Dealer or any of Dealer's Owners or Executives of a felony or any misdemeanor involving fraud, deceit or an unfair business practice, if in VWoAs opinion such conviction may adversely affect the conduct of Dealer's business, or be harmful to the good will of the Manufacturer or VWoA or to the reputation and marketing of Authorized Products;

            (i) Any material misrepresentation by any of Dealer's Owners or Executives as to any fact relied upon by VWoA in entering into this Agreement;

                  Submission by Dealer of fraudulent or knowingly false report or statement or claim for reimbursement, refund or credit; or

            (k) Failure or refusal of Dealer or Dealer's Owners, Executives, agents or employees to provide VWoA, upon request, with access to and the opportunity to inspect and copy all books, papers, instruments, certificates or other documents evidencing the record or beneficial ownership of Dealer.

Termination by VWoA on 30 Days' Notice

      (2) Except to the extent a greater notice period is required by any applicable statute, VWoA has the right to terminate this Agreement upon 30 days' notice if any of the following shall occur:

            (a) Any disagreement or personal difficulties of Dealer's Owners or Executives which in VWoA's opinion may adversely affect the conduct of Dealer's business, or the presence in the management of Dealer of any person who in VWoA's opinion does not have appropriate qualifications for their position;

            (b) impairment of the reputation or financial standing of Dealer or any of Dealer's Owners or Executives or ascertainment by VWoA of any fact existing at or prior to the time of execution of this Agreement which tends to impair such reputation or financial standing; or

            (c) The failure of Dealer to meet its minimum customer satisfaction requirements, including, but not necessarily limited to, measures for sales satisfaction and service satisfaction, as established by VWoA for its dealers generally, from time to time, and as set forth in then current Operating Standards issued by VWoA to its dealers generally, within 180 days after notice by VWoA to Dealer that Dealer has not met such requirements.

Termination by VWoA on 90 Days' Notice

      (3) Except to the extent a greater notice period is required by any applicable statute, VWoA has the right to terminate this Agreement upon 90 days' notice in the event of the breach by Dealer of any obligation of Dealer pursuant to this Agreement or any other agreement between VWoA or any of its subsidiaries or affiliates and Dealer, other than those enumerated in Articles 14(1) or 14(2) above.

Discussions with Dealer

      (4) Upon learning that any event or situation which would give VWoA grounds to terminate this Agreement has occurred, VWoA will endeavor to discuss such event or situation with Dealer. Thereafter, VWoA may give Dealer written notice of termination.

Modification of Terms of Payment

      (5) During the period a situation specified in Article 14(1), 14(2) or 14(3) continues to exist, VwoA may modify its terms of payment with respect to Dealer to such extent as VWoA may consider appropriate, irrespective of Dealer's credit standing or payment record.

No Waiver by Failure to Terminate

      (6) Should VWoA be entitled to terminate this Agreement but fail to do so, such failure shall not be considered a waiver of VWoA's right to terminate this Agreement unless the situation entitling VWoA to terminate this Agreement has ceased to exist and (a) six months have elapsed from the time VWoA obtained knowledge of such situation or (b) VWoA has entered into a subsequent written agreement with Dealer superseding this Agreement. Nevertheless, any situation entitling VWoA to terminate this Agreement may be considered at any subsequent time together with any subsequent events in determining VWoA's right to terminate this Agreement.

Termination by Dealer

      (7) Dealer has the right to terminate this Agreement without cause by VWoA giving 60 days' written notice of such termination. Upon receipt of Dealer's notice of termination, VWoA may, at VWoA's option, waive in writing the 60 day notice period. In the event Dealer, in connection with its termination of this Agreement, also wishes to terminate any other agreement between Dealer and VWoA or any of VWoA's subsidiaries or affiliates, Dealer must do so separately and subject to the provisions of Article 14(10) below.

Continuation of Business Relations after Termination

     (8) Any business relations between VWoA and Dealer after the termination of this Agreement without a written extension or renewal or a new written dealer agreement will not operate as an extension or renewal of this Agreement or as a new dealer agreement. Nevertheless, all such business relations, so long as they are continued, will be governed by terms identical with the provisions of this Agreement.

Superseding Agreements

     (9) If any superseding form of Dealer Agreement is offered by VWoA to its authorized dealers generally at any time, VWoA may, by written notice to Dealer, terminate this Agreement and replace it with a Dealer Agreement in the superseding form.

Agreement with Affiliates of VWoA

      (10) The termination of this Agreement by either party does not necessarily waive or terminate any other agreement between Dealer and VWoA or any of its subsidiaries or affiliates. Such other agreements may be terminated only in accordance with their terms, and the parties' respective obligations under any such other agreements will continue in accordance with their terms until terminated.

                                   Article 15

                    Rights and Liabilities upon Termination

VWoA's Obligations

      (1)   Within 90 days after the  termination of this Agreement  pursuant to
Article 14, VWoA will purchase from Dealer and (subject to the provisions of Article 1 5(4) below) Dealer will sell to VWoA all the following:

Now Authorized Automobile Inventory

(a) All new, undamaged current model year Authorized Automobiles (introduced in the United States no earlier than 12 months prior to the date of such expiration or termination and not superseded by a later model year) in Dealer's inventory on the date of such expiration or termination which are in first-class salable condition, provided they (i) have 200 or fewer actual miles; (ii) were sold by VWoA and purchased by Dealer from VWoA (or in the ordinary course of business from other dealers of Authorized Automobiles appointed by VWoA) and (iii) have never been sold by Dealer. The price for such Authorized Automobiles will be the price at which they were originally sold by VWoA, less all prior refunds or allowances made by VWoA, if any.

New Genuine Parts Inventory

(b) All the following new, unused and undamaged articles listed in VWoA's current Genuine Parts Price List (other than articles listed as obsolete) in Dealer's inventory on the date of such expiration or termination which are in first-class salable condition and complete, provided they were purchased by Dealer from VwoA and never sold by Dealer:

      (i)   New  parts  and  new  factory   remanufactured   replacement   parts
supplied by VWoA for Authorized Automobiles;

      (ii) Accessories considered by VWoA to be suitable for installation in the current model year Authorized Automobiles specified in Article 1 5(l)(a); and


(iii) other accessories, provided that VWoA has made sales of identical articles during six of the last twelve full calendar months immediately preceding such expiration or termination.

The price for all such articles will be the price then last established by VWoA for the sale of identical articles, less a handling charge equal to ten percent of such amount and less all prior refunds or allowances made by VWoA;

Tools and Equipment

(c) All special tools and equipment for servicing Authorized Automobiles owned by Dealer on the date of expiration or termination which are in operating condition and complete, provided they were purchased by Dealer from VWoA or pursuant to written requests of VWoA. The price for such tools and equipment will be the fair market value thereof; and

Authorized Signs

(d) All Authorized Signs which Dealer displayed publicly or at Dealer's Premises. The price for such Authorized Signs will be the fair market value thereof.

Terms of Sale

      (2) Any and all items to be sold by Dealer to VWoA pursuant to this paragraph will be delivered by Dealer to VWoA at Dealer's place of business suitably packed for transportation. For such periods of time as VWoA reasonably may determine, VWoA may enter Dealer's Premises for the purpose of taking an inventory of all or any part of Dealer's stock of Authorized Products and special tools and equipment. At the request of VWoA, Dealer will comply in all respects with the provisions of all applicable bulk sales acts or similar statutes protecting a transferee of personal property with respect to liabilities of the transferor. Promptly following performance by Dealer of all its obligations pursuant to this Article 15, the completion by VWoA of all steps required to obtain possession of such items and the delivery to VWoA of a bill of sale, documents of title and a general release of VWoA and the Manufacturer from Dealer and Dealer's Owners, all in form satisfactory to VWoA, WoA will pay Dealer the specified prices for the said items, less all amounts owed by Dealer to VWoA, its subsidiaries or affiliates. VWoA will not be required to purchase any item from Dealer pursuant to this paragraph unless Dealer is able to convey to VWoA, within such 90-day period, title to such item free and clear of all liens, claims, encumbrances and security interests.

 Pending Orders and Dealer's Obligations

      (3) Upon the expiration or termination of this Agreement, all pending orders of Dealer for Authorized Products previously accepted by VWoA will be canceled and Dealer immediately will:

                  Removal of Authorized Signs

            (a) Remove at its own expense all Authorized Signs which it displayed publicly or at its premises;

                  Authorized Trademarks

            (b) Cease all usage of the Authorized Trademarks, cease to hold itself out as an authorized dealer in Authorized Automobiles, destroy all stationery and other printed material bearing any Authorized Trademark, and, if its corporate or business name contains any Authorized Trademark, take all steps to remove the same therefrom;

                  Orders and Files

                  (c)   Transfer to VwoA

                                    (i)   all  orders  for  sale  by  Dealer  of
                        Authorized Products then pending with Dealer,

                                    (ii)  all  deposits  made  thereon,  whether
                        in cash or property;

                  (iii) all Dealer's warranty records for Authorized Products or complete copies of all such records and files; and

                  (iv) all Dealer's customer service files. Upon the written request of Dealer, VWoA will return such customer service files to Dealer after VWoA has made copies of such flies at VWoA's expense;

                  Customer Lists

            (d) Make available to VWoA in writing the names and addresses of all its service customers and prospective customers for Authorized Products; and

                  Literature

            (e) Deliver to VWoA at Dealer's place of business, free of charge, all technical or service literature, advertising and other printed material relating to Authorized Products, including sales instruction manuals or promotional material, then in Dealer's possession and which were acquired by Dealer from VWoA.

            None of the foregoing will result in any liability of VWoA to Dealer for damages, commissions, loss of profits or compensation for services, or in any other liability of VWoA to Dealer of any kind of nature whatsoever.

Direct Sales by Dealer

      (4) Upon Dealer's written request, VWoA may waive Dealer's obligation to sell certain assets to VWoA and will consent to Dealer's sale of any of or all its assets to any party of Dealer's choosing; provided, however, that Dealer may not sell any new Authorized Automobile, Authorized Sign nor any new Genuine Parts to any person or entity other than another dealer in the same line-make authorized by VWoA.

Specific Performance

      (5) Since Dealer's obligations under this Article 15 are of such a nature that it is impossible to measure in money the damages which will be suffered by VWoA if Dealer should fail to perform any of them, Dealer agrees that, in the event of any such failure of performance on its part, VWoA will be entitled to maintain an action to compel the specific performance by Dealer of these obligations and Dealer agrees not to assert in any such action the defense that VWoA has an adequate remedy at law.

                                   Article 16

                                  Definitions

Throughout  this  Agreement  various   abbreviations  and  abbreviated   phrases
have  been  used.  Their meanings are:

Authorized Automobiles

      (1) "Authorized Automobiles" means motor vehicles of the Volkswagen brand and comprising such models and types as may be supplied by VWoA during the term of this Agreement.

Authorized Products

      (2)   "Authorized  Products"  means  Authorized  Automobiles  and  Genuine
      Parts.

Authorized Representative

      (3) "Authorized Representative" means a qualified representative of Dealer whose full-time professional efforts are devoted to the conduct of Dealer's Operations and who is authorized on behalf of Dealer to execute documents, make all operational decisions with respect to Dealer's Operations, and on whose authority VWoA is entitled to rely.

Authorized Signs

      (4) "Authorized Signs" means displays of any Authorized Trademark, in such material, type, presentation and colors as VWoA may prescribe from time to time.

Authorized Trademarks

      (5) "Authorized Trademarks" means any trademark, service mark or trade name now or any other time hereafter used or claimed by the Manufacturer or VWoA.

Dealer's Area

      (6) "Dealer's Area" means the area designated by VWoA in the Operating Plan for Dealer's Operations, corresponding to U.S. census tract information.

Dealer's Executives

      (7) "Dealer's Executives" means all the persons named in Paragraphs 5 and 6 of the Statement of Ownership and Management as officers or the Authorized Representative of Dealer, as well as any other person who succeeds to any position in Dealer referred to in such paragraphs in accordance with the provisions of this Agreement.

Dealer's Operations

      (8) "Dealer's Operations" means all activities of Dealer relating to the promotion and sale of Authorized Products, the supply of Genuine Parts, customer service for Authorized Products and all other activities of Dealer pursuant to this Agreement.

Dealer's Owners

      (9) "Dealer's Owners" means all the persons named in Paragraph 4 of the Statement of Ownership and Management as beneficial or record owners of Dealer, as well as any other person who acquires or succeeds to any beneficial interest or record ownership in Dealer in accordance with the provisions of this Agreement.

Dealer's Promises

      (10) "Dealer's Premises" means all premises referred to in the Dealer Premises Addendum and used by Dealer for or in connection with Dealer's Operations, including sales facilities, service workshops, offices, facilities for storage of Authorized Automobiles and Genuine Parts, used car sales facilities and parking facilities.

Genuine Parts

      (11) "Genuine Parts" means new and factory rebuilt replacement parts, accessories and optional equipment for Authorized Automobiles if such parts, accessories and optional equipment are supplied by VWoA.

Manufacturer

      (12) "Manufacturer" means any supplier of Authorized Products to VWoA, including as appropriate, but not limited to, Audi AG, a German corporation, and Volkswagen AG, a German corporation.

Not Working Capital, Owner's Equity and Wholesale Credit

      (13) "Net Working Capital," "Owner's Equity" and "Wholesale Credit" shall have the meanings set forth in the Operating Standards, the Operating Plan and in accordance with generally accepted accounting principles.

Operating Plan

      (14) "Operating Plan" means the Dealer Operating Plan then-currently established by VWoA for dealers of Authorized products, determined in cooperation with Dealer, as well as any amendments thereof or additions thereto by VWoA during the term of this Agreement.

Operating Standards

      (15)  "Operating   Standards"   means  the  Volkswagen   Dealer  Operating
Standards issued by VWoA to its Volkswagen dealers, including any amendments, revisions or additions, from time to time during the term of this Agreement.

Owner's Documents

      (16) "Owner's Documents" means all the documents which are supplied by VWoA in respect of each Authorized Automobile and which are intended for the customer, including, but not limited to, the Owner's Manual, Warranty Booklet and Maintenance Booklet.

Recommendations

      (17) "Recommendations" means written suggestions provided by VWoA to Dealer from time to time during the term of this Agreement, as well as all currently applicable written suggestions previously provided by VWoA.

VWoA

      (18)  "VWoA"   means   Volkswagen   of   America,   Inc.,   a  New  Jersey
corporation, and includes, as appropriate, all divisions of that corporation.

VWoAs Warranties

      (19) "VWoAs Warranties" means, with respect to each Authorized Product, those express written warranties provided with such product or as set forth in the Dealer Warranty Manual for Authorized Products in effect at the time such product is first sold at retail, as well as any express written warranties which VWoA may issue with respect to any product during the course of its service life.

                                   Article 17

                               General Provisions

Dealer Not an Agent

      (1) Dealer will conduct all Dealer's Operations on its own behalf and for its own account. Dealer has no power or authority to act for the Manufacturer or VWoA.

Authority to Sign

      (2) Dealer acknowledges that only an Area Executive is authorized on behalf of VWoA to execute this Agreement or to agree to any variation, modification or amendment of any of its provisions or to sign any notice of termination, and that such Agreement, variation, modification, amendment or notice of termination must be countersigned by the President, a Vice President, the Secretary, an Assistant Secretary or a Regional Team Leader of VWoA.

Variations; Modifications; Amendments

      (3) This Agreement may not be varied, modified or amended except by an express instrument in wilting to that effect signed on behalf of both VWoA and Dealer.

Entire Agreement

      (4)   This   instrument   contains  the  entire   agreement   between  the
parties. No representations or statements other than those expressly set forth or referred to herein were made or relied upon in entering into this Agreement.

Release of Claims under Prior Agreement

      (5) This Agreement terminates and supersedes all prior agreements with respect to Authorized Products between the parties, if any. The parties hereby waive, abandon and relinquish any and all claims of any kind and nature arising out of or in connection with any such prior agreement, except for any accounts payable by one party to the other as a result of the purchase of any Authorized Products, audit adjustments or reimbursement for any services.

Agreement Non-transferable

      (6) No part of this Agreement nor any interest in this Agreement may be transferred by Dealer without the prior written consent of VWoA.

Defense and Indemnification

      (7)   VWoA will, upon Dealer's written request:

            (a) Defend Dealer against any and all claims for breach of VWoAs Warranties, bodily injury or death, or for physical damage to or destruction of property, that. during the term of this Agreement, may be asserted against Dealer in any action solely by reason of a manufacturing defect or design deficiency in

                  (i)   an Authorized Product; or

                  (ii) a product of the same line-make formerly supplied by VWoA pursuant to a former dealer agreement; and

            (b) Hold Dealer harmless from any and all settlements made and final judgments rendered with respect to such claims; provided, that in each case Dealer promptly notifies VWoA in writing of the commencement of such action against Dealer and cooperates fully in the defense of such action in such manner and to such extent as VWoA may require. However, such defense and indemnification by VWoA will not be required if any fact indicates that any negligence, error, omission, act, failure, breach, statement or representation of Dealer may have caused or contributed to the claim asserted against Dealer or if VWoA determines that such action seeks recovery for allegations other than those described in Article 17(7)(a).

Notices

      (8) Any notices under or pursuant to the provisions of this Agreement will be directed to the respective addresses of the parties stated herein, or, if either party shall have specified another address by notice in writing to the other party, to the address thus last specified. Unless otherwise provided herein, notices shall be deemed effective if sent by certified mail with return receipt requested; by overnight service having a reliable means of confirming delivery; or by personal delivery to any of Dealer's Owners or Executives. Notices shall be deemed effective when received.

Waivers

      (9) The waiver by either party of any breach or violation of or default under any provision of this Agreement will not operate as a waiver of such provision or of any subsequent breach or violation thereof or default thereunder. The failure or refusal of VWoA to exercise any right or remedy shall not be deemed to be a waiver or abandonment of any such right or remedy.

Titles

      (10) The titles appearing in this Agreement have been inserted for convenient reference only and do not in any way affect the construction, interpretation or -meaning of the text.